UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): November 3, 2006

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 6, 2006, Alesco Financial Inc. (the “Company”) (formerly Sunset Financial Resources, Inc. (“Sunset”)) acquired by merger Alesco Financial Trust, a specialty finance company externally managed by a subsidiary of Cohen & Company and changed its name to Alesco Financial Inc. The Company is filing this Form 8-K with the SEC to report historical and pro-forma combined financial results for Alesco Financial Trust for the period ended September 30, 2006. The three months ended September 30, 2006 represent the final quarter of historical operations for Sunset due to the merger with Alesco Financial Trust, which is the accounting acquirer in the merger. Operating results to be presented by the Company going forward will reflect the historical operations of Alesco Financial Trust until October 6, 2006 and the operations of the combined company thereafter. Because Alesco Financial Trust is the accounting acquirer in the merger, the earnings of Sunset prior to the merger will not be included in the future reported earnings of the combined company, Alesco Financial Inc.

Item 9.01 Financial Statements and Exhibits

99.1	Historical and pro-forma combined financial results for Alesco Financial Trust for the period ended September 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer